                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                            REHABCARE GROUP, INC.
              (Name of Registrant as Specified in Its Charter)

    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total Fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                         [RehabCare Group(SM) logo]

                           7733 FORSYTH BOULEVARD
                                 SUITE 2300
                          ST. LOUIS, MISSOURI 63105

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 4, 2004

Dear Stockholder:

         The annual meeting of stockholders of RehabCare Group, Inc. will be held at the Pierre Laclede Center, 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri 63105, on May 4, 2004, at 8:00 a.m., local time, for the following purposes:

         1. To elect six directors to hold office until the next annual meeting or until their successors shall have been duly elected and qualified.

         2. To consider and act upon a proposal to approve the RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term Performance Plan.

         3. To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2004.

         4. To transact any and all other business that may properly come before the annual meeting or any adjournment thereof.

         Only our stockholders of record at the close of business on March 8, 2004, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

         WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. THE MAILING OF AN EXECUTED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING.

                            John H. Short, Ph.D.
                            Interim President and Chief Executive Officer

March 29, 2004

                         [RehabCare Group(SM) logo]


                           7733 FORSYTH BOULEVARD
                                 SUITE 2300
                          ST. LOUIS, MISSOURI 63105

                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 4, 2004

                              -----------------


                             GENERAL INFORMATION

         This proxy statement is furnished to the stockholders of RehabCare Group, Inc. in connection with our solicitation of proxies for use at the annual meeting of stockholders to be held at the Pierre Laclede Center, 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri 63105, on May 4, 2004, at 8:00 a.m., local time, and at all adjournments thereof, for the purposes set forth in the preceding notice of annual meeting of stockholders.

         This proxy statement, the notice of annual meeting and the accompanying proxy card were first mailed to our stockholders on or about March 29, 2004.

         The proxy set forth on the accompanying proxy card is being solicited by our board of directors. All proxies will be voted in accordance with the instructions contained in the proxy. If no direction is specified in the proxy, executed proxies will be voted for the election of the six directors nominated by our board of directors in Proposal I, in favor of the approval of the RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term Performance Plan in Proposal II and in favor of the ratification of KPMG LLP as our independent auditors in Proposal III. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy card with our corporate secretary at our principal offices or by attending the annual meeting and voting the shares in person. Attendance alone at the annual meeting will not revoke a proxy. Proxy cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the annual meeting and any adjournment thereof.

         We will bear the entire expense of soliciting proxies. Proxies initially will be solicited by mail. Our directors, executive officers and employees may also solicit proxies personally or by telephone or other means, but we will not compensate these persons for providing the solicitation services.

         Only our stockholders of record at the close of business on March 8, 2004, are entitled to notice of, and to vote at, the annual meeting. On such date, there were 16,177,479 shares of our common stock, $0.01 par value, issued and outstanding.

         Each outstanding share of our common stock on March 8, 2004, is entitled to one vote for each director to be elected at the annual meeting and one vote on each additional proposal presented at the annual meeting. Our stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum at the annual meeting. A plurality of the votes cast is required for the election of directors, which means that the nominees with the six highest vote totals will be elected as our directors. As a result, a designation on the proxy that the stockholder is "withholding authority" for a nominee or nominees and broker "non-votes" do not have an effect on the results of the vote for the election of directors. A designation on the proxy that the stockholder is "withholding authority" to vote for a nominee or nominees will be counted, but broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The approval of the RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term Performance Plan requires the affirmative vote of a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50 percent of our outstanding shares. Therefore, shares subject to abstention will have the effect of a vote against this proposal to the extent that the total vote does not exceed 50 percent of our outstanding shares. A broker "non-vote" will have no effect on this proposal.

         The ratification of the appointment of KPMG LLP as our independent auditors requires the affirmative vote of a majority of the votes cast on the proposal. Therefore, abstentions and broker "non-votes" will have no effect on the proposal to ratify KPMG LLP as our auditors.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following entities are known to our management to be the beneficial owners of five percent or more of our common stock:

                                                           NUMBER OF SHARES       PERCENT OF OUTSTANDING
              NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED          COMMON STOCK(1)
              ------------------------------------        ------------------          ---------------
              FMR Corp.(2)                                     1,737,500                   10.7%
                  82 Devonshire Street
                  Boston, Massachusetts 02109

              Boston Partners Asset Management, LLC(3)           950,810                    5.9
                  28 State Street, 20th Floor
                  Boston, Massachusetts  02109

              Becker Capital Management, Inc.(4)                 924,700                    5.7
                  1211 SW Fifth Avenue, Suite 2185
                  Portland, Oregon 97204

              Mellon Financial Corporation(5)                    817,969                    5.1
                  c/o Mellon Financial Corporation
                  One Mellon Center
                  Pittsburgh, Pennsylvania 15258

--------
(1) The percentage calculations are based upon 16,177,479 shares of our common stock issued and outstanding on March 8, 2004.

                                     2


(2) The information provided is based on Amendment No. 9 to Schedule 13G, dated February 16, 2004, filed jointly by FMR Corp., a holding company, Edward C. Johnson 3d, a principal stockholder and the chairman of FMR Corp., and Abigail P. Johnson, a principal stockholder and member of the board of directors of FMR Corp. Each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson reported sole dispositive power with respect to all 1,737,500 shares reported as beneficially owned.

(3) The information provided is based on Amendment No. 2 to Schedule 13G, dated February 10, 2004, filed by Boston Partners Asset Management, LLC, an investment advisor. Boston Partners Asset Management, LLC reported sole voting and dispositive power with respect to all 950,810 shares reported as beneficially owned.

(4) The information provided is based on a Schedule 13G, dated February 2, 2004, filed by Becker Capital Management, Inc., an investment advisor. Becker Capital Management, Inc. reported sole voting power with respect to 842,300 of the shares and sole dispositive power with respect to all 924,700 shares reported as beneficially owned.

(5) The information provided is based on a Schedule 13G, dated February 2, 2004, filed by Mellon Financial Corporation and related entities. Mellon Financial Corporation reported sole voting power with respect to 484,744 of the shares and sole dispositive power with respect to all 817,969 shares reported as beneficially owned.

                      SECURITY OWNERSHIP BY MANAGEMENT

         The following table sets forth, as of March 8, 2004, the beneficial ownership of our common stock by each director and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                             NUMBER OF SHARES         PERCENT OF OUTSTANDING
NAME OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED(1)(2)       COMMON STOCK(3)
------------------------                                   ------------------------       ---------------
William G. Anderson, CPA                                          216,291                       1.3%
Colleen Conway-Welch, Ph.D., R.N.                                  26,211                        (4)
C. Ray Holman                                                      12,500                        (4)
John H. Short, Ph.D.                                              116,361                        (4)
H. Edwin Trusheim                                                 198,768                       1.2
Theodore M. Wight                                                  72,230                        (4)
Tom E. Davis                                                      142,104                        (4)
Vincent L. Germanese, CPA                                          12,500                        (4)
Patricia M. Henry                                                  36,695                        (4)
Gregory F. Bellomy                                                      0                         0
Todd M. Cook                                                       23,212                        (4)
Alan C. Henderson                                                 468,195(5)                    2.8
All directors and executive officers as a group (13 persons)    1,335,202                       7.7%

--------
(1) Except as otherwise noted, each individual has sole voting and investment power with respect to the shares listed beside his or her name.

(2)  Totals include 183,361, 25,761, 7,500, 93,361, 195,768, 72,230,
     142,104, 12,500, 36,000, 0, 22,976, 412,964, and 1,214,525 shares subject to stock options owned by Anderson, Conway-Welch, Holman, Short, Trusheim, Wight, Davis, Germanese, Henry, Bellomy, Cook, Henderson, and all directors and executive officers as a group, respectively, that are either presently exercisable or exercisable within 60 days of March 8, 2004. With respect to Mr. Henderson's options to purchase 412,964 shares, the total includes 362,964 shares subject to stock options owned by a trust of which Mr. Henderson is the trustee. Totals also include 695 shares allocated to Ms. Henry under our 401(k) plan.

                                     3


(3) Based upon 16,177,479 shares of our common stock issued and outstanding as of March 8, 2004, and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days of March 8, 2004.

(4)  Less than one percent.

(5) Includes (A) 20,075 shares owned by a trust of which Mr. Henderson is the trustee, (B) 1,100 shares owned by Mr. Henderson's spouse as custodian for one of Mr. Henderson's children, as to which shares Mr. Henderson has no voting or investment power, and (C) 900 shares owned directly by one of Mr. Henderson's children, as to which shares Mr. Henderson has no voting or investment power.

                                 PROPOSAL I.
                            ELECTION OF DIRECTORS

         At the annual meeting, our stockholders will vote on the election of six directors to serve a term of one year until the 2005 annual meeting or until their successors shall have been duly elected and qualified.

         The persons named as proxies on the accompanying proxy card intend to vote all duly executed proxies received by our board of directors for the election of the six directors listed below, except as otherwise directed by the stockholder on the proxy card. If for any reason any nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy card will vote for a substitute nominee as designated by our board of directors. The six nominees receiving the highest number of votes will be elected as our directors. Each nominee currently serves as one of our directors. Our board of directors recommends a vote "FOR" the election of each of the nominees.

         The name, age, principal occupation or position, business experience and other directorships for each of the directors is set forth below.

         H. EDWIN TRUSHEIM, 76, has been our chairman of the board of directors since 1998 and has served as a director since 1992. Prior to his retirement, Mr. Trusheim served as chairman of the board of directors and chief executive officer of General American Life Insurance Company.

         WILLIAM G. ANDERSON, CPA, 71, has been a director since 1991. Prior to his retirement, Mr. Anderson served as vice chairman of Ernst & Young, a public accounting firm.

         COLLEEN CONWAY-WELCH, PH.D., R.N., 59, has been a director since September 2000. Dr. Conway-Welch serves as the dean and a professor at Vanderbilt University's School of Nursing, where she has been employed since 1984. Dr. Conway-Welch also serves on the board of directors of Pinnacle Bank in Nashville, Tennessee, Ardent Health Services and Caremark RX, Inc.

         C. RAY HOLMAN, 61, joined our board of directors in 2003. He is the retired chairman of the board and chief executive officer of Mallinckrodt, Inc. Mr. Holman currently serves on the boards of The Laclede Group, Inc., Home Care Supply, Inc. and InteliStaf Holdings, Inc.

         JOHN H. SHORT, PH.D., 59, has been a director since 1991, and has served as our Interim President and Chief Executive Officer since June 2003. Dr. Short also serves as managing partner of Phase 2 Consulting, a healthcare consulting business.

         THEODORE M. WIGHT, 61, has been a director since 1991. Mr. Wight serves as a general partner of the general partners of Walden Investors, a venture capital business, and Pacific Northwest

Partners SBIC, L.P., a venture capital business, and also serves as a director of various privately-held companies.

                      BOARD OF DIRECTORS AND COMMITTEES

         During the year ended December 31, 2003, our board of directors met ten times, three of which were telephonic meetings. Each director attended not less than 75% of the meetings of our board of directors and committees of which such director was a member during 2003. It is our policy to strongly encourage the members of our board of directors to attend the annual meeting of stockholders. At the last annual meeting, all but one of the then current directors were in attendance.

         Our board of directors has standing Audit, Compensation and Nominating/Corporate Governance and Compliance Committees. Each of the committees of our board of directors is comprised of non-employee directors. Our board of directors has adopted a written charter for each of these committees. The full text of each charter and our corporate governance guidelines are available on our website located at www.rehabcare.com. Additionally, a copy of the audit committee charter is attached as Appendix A hereto. In compliance with the New York Stock Exchange Corporate Governance Standards, our board of directors holds regularly scheduled executive sessions without management, and will at least annually schedule an executive session with only non-employee directors.

         Messrs. Anderson and Holman and Dr. Conway-Welch comprise the Audit Committee. The Audit Committee met seven times during 2003. The duties of the Audit Committee include:

         o recommending to the board of directors a public accounting firm to be placed in nomination for stockholder ratification as our independent auditors and compensating and terminating the independent auditors as deemed necessary;

         o meeting periodically with our independent auditors and financial management to review the scope of the proposed auditor for the then-current year, the proposed audit fees and the audit procedures to be utilized, reviewing the audit and eliciting the judgment of the independent auditors regarding the quality of the accounting principles applied to our financial statements; and

         o evaluating on an annual basis the qualifications, performance and independence of the independent auditors, based on the committee's review of the independent auditor's report and the performance of the independent auditors throughout the year.

         Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" designated by our board of directors is William G. Anderson.

         In October 2003, our board of directors changed the name of the Compensation and Nominating Committee to the Compensation and Nominating/Corporate Governance Committee. The members of the Compensation and Nominating/Corporate Governance Committee are Messrs. Trusheim and Wight. The Compensation and Nominating/Corporate Governance Committee met five times during 2003. The duties of the Compensation and Nominating/Corporate Governance Committee include:

         o reviewing and recommending to our board of directors the salaries of all our executive officers and authorizing all other forms of executive compensation;

         o reviewing our incentive-compensation and equity-based plans and recommending changes to such plans as needed;

         o overseeing the search for individuals qualified to become members of our board of directors and selecting director nominees to be presented for approval at our annual meeting of stockholders;

         o considering nominees for directors recommended by our stockholders; and

         o reviewing our corporate governance guidelines at least annually and recommending changes to our board of directors as necessary.

         The Compensation and Nominating/Corporate Governance Committee of our board of directors is responsible under its charter for identifying and selecting qualified candidates for election to the board of directors prior to each annual meeting of the stockholders. In addition, stockholders who wish to recommend a candidate for election to the board of directors may submit such recommendation to the chairman of the committee. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received by us within the time limits set forth herein under the title "Proposals of Stockholders" for consideration by the committee. In accordance with the committee's charter and our corporate governance guidelines, we are willing to consider candidates recommended by stockholders. In identifying and evaluating nominees for director, the committee considers each candidate's qualities, experience, background and skills, as well as other factors which the candidate may bring to the board of directors.

         The Compliance Committee members are Messrs. Holman and Anderson and Dr. Conway-Welch. The Compliance Committee oversees the implementation and operation of our ongoing regulatory compliance program, including the enforcement of appropriate disciplinary mechanisms to ensure that all reasonable steps are taken to respond to a regulatory offense and to prevent future offenses of a similar kind. The Compliance Committee met four times during 2003.

         We have adopted a Code of Ethics for Senior Executive and Financial Officers. The code of ethics is posted on our website, www.rehabcare.com, under the "Investor Information" section.

         We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact our board of directors by mail at: RehabCare Group, Inc.,
Attention: H. Edwin Trusheim, Chairman of the Board, 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105. All communications made by this means will be received by the Chairman of the Board.

                               DIRECTORS' FEES

         Directors who are not also our employees were paid $5,000 for each meeting of our board of directors that he or she attended in person and also received a one-time payment of $5,000 for all telephonic meetings of our board of directors during 2003. We also reimburse our directors for expenses incurred in connection with their attendance at board meetings.

         Each of the non-employee directors also receives annual stock option grants under our 1999 Non-Employee Director Stock Plan. In January 2003, we granted options to acquire 6,300 shares of our common stock at an exercise price of $18.93 per share, the fair market value of our common stock on the date of grant, to each of Messrs. Anderson, Trusheim and Wight and Drs. Short and Conway-Welch. In addition, in March 2003, we granted options to acquire 4,000 shares of our common stock at an exercise price of $17.37 per share, the fair market value of our common stock on the date of grant, to Mr. Trusheim for his services as chairman of the board. In September 2003, we granted options to acquire 7,500 shares of our common stock at an exercise price of $18.56 per share, the fair market value of our common stock on the date of grant, to Mr. Holman at his election to the board.

               REPORT OF COMPENSATION AND NOMINATING/CORPORATE
                            GOVERNANCE COMMITTEE
                      REGARDING EXECUTIVE COMPENSATION

GENERAL

         The Compensation and Nominating/Corporate Governance Committee of our board of directors administers our executive compensation program. During the year ended December 31, 2003, the committee was composed of two non-employee directors, Messrs. Trusheim (chairman) and Wight.

         Our executive compensation policy is designed and administered to provide a competitive compensation program that enables us to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. We base our compensation policy on the principle that the financial rewards to the executive are aligned with the financial interests of our stockholders. We believe that through this principle we will meet our ultimate responsibility to our stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of our business and operations.

         Our executive compensation strategy consists of three separate elements, including base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

BASE SALARY

         The Compensation and Nominating/Corporate Governance Committee determined the salary ranges for each of our executive officer positions based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers among companies competing for the services of these types of executives and a consideration of the level of experience and performance profile of the particular executive officer. In considering the competitors in the market, we emphasize privately-held and publicly-traded healthcare outsourcing companies with similar revenue, earnings and market capitalization profiles to us.

         The committee's recent practice has been to establish a range of base salaries for particular executive officers within the range offered by the comparison group of companies so as to be able to attract and retain high quality people. The data utilized in determining such ranges is compiled from publicly available information for the comparison group of companies and from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

         Salary increases for each of the executive officers are considered annually by the committee and are based upon individual performance evaluations conducted by the committee. In the case of all executive officers other than Dr. Short, the committee also receives and considers the recommendations of the chief executive officer.

         On the basis of the committee's 2003 review of our executive officers, the committee increased the salary of Mr. Henderson by 8.7% and the salaries of Messrs. Bellomy, Davis, Germanese and Ms. Henry by between 0% and 21%.

ANNUAL INCENTIVE COMPENSATION

         For services rendered during the year ended December 31, 2003, certain of our executive officers received cash bonuses based on performance-based criteria. Mr. Davis received a performance-based cash bonus based upon a formula approved by the committee annually. The bonus is computed based upon the achievement of year-to-year growth in operating earnings and revenue by the particular officer's division and in earnings per share by the whole company. Each of the criteria is assigned a specific weighting for purposes of the bonus computation. For 2003, Mr. Davis received a cash bonus of $24,959 under the formula. In addition, as approved by the board of directors, Mr. Germanese and Ms. Henry were each paid a discretionary $15,000 bonus and Mr. Bellomy was paid a discretionary bonus of $75,000 in recognition of their services in connection with the transition of our leadership. Dr. Short and Messrs. Henderson and Cook did not receive a bonus during 2003.

LONG-TERM INCENTIVE COMPENSATION

         The committee believes that long-term incentive compensation is the most direct way of tying the executive compensation to increases in stockholder value. Our long-term incentive programs are stock-based, thereby providing executive officers with an incentive to continue high quality performance with us over a long period of time while building a meaningful investment in common stock.

         Under the plans, we grant our executive officers and other eligible employees options to purchase shares of our common stock from time to time based upon their respective levels of duties. Our board of directors, upon the recommendation of the committee, has given the chief executive officer the authority to grant newly hired employees options to purchase up to 10,000 shares of our common stock. Each option has an exercise price equal to the fair market value of common stock on the date of grant and has a term of 10 years.

         The committee periodically evaluates the level of long-term incentives provided to each of our executive officers and each officer's relative contributions to corporate performance. Based on such evaluation, during the year ended December 31, 2003, the committee approved grants of additional options to certain executive officers in recognition of their increases in authority, responsibility and contributions toward improvements in our operating performance. During the year ended December 31, 2003, Messrs. Henderson, Bellomy and Cook received no option grants and Messrs. Davis and Germanese and Ms. Henry received option grants of 20,000 shares each. Dr. Short received option grants of 6,300 shares during the year ended December 31, 2003 for his services as a member of our board of directors.

         The committee believes that the long-term incentive program gives the participating officers a meaningful opportunity for equity appreciation incentives from the stock-based grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Henderson served as our President and Chief Executive Officer until his retirement in June 2003. Prior to his retirement, Mr. Henderson's base salary, annual incentive compensation and long-term incentive compensation were determined by the committee in the same manner as is used for executive officers generally as well as by reference to Mr. Henderson's employment agreement with us.

         Dr. Short became our Interim President and Chief Executive Officer in June 2003. In connection with Dr. Short's appointment as Interim President and Chief Executive Officer, we entered into a consulting agreement with Phase 2 Consulting, a consulting firm in which Dr. Short is the managing partner. Pursuant to the consulting agreement, Phase 2 Consulting provides various management, consulting and advisory services to us, including having Dr. Short serve as our Interim President and Chief Executive Officer. Accordingly, all compensation for Dr. Short's services to us as Interim President and Chief Executive Officer is made pursuant to the consulting agreement, and Dr. Short does not receive any additional compensation from us for his services. Pursuant to the consulting agreement, we pay to Phase 2 Consulting a monthly consulting fee of $55,000 during the term of the agreement, plus reimbursement of business expenses. In addition, Phase 2 Consulting is entitled to receive an incentive fee capped at $1.3 million payable in cash or shares of our common stock based upon achievement of predetermined performance standards. For services rendered during 2003, we paid to Phase 2 Consulting an aggregate of $391,600 in fees under the consulting agreement, which amount consisted of $385,000 in monthly fees and $6,600 in incentive fees, and we reimbursed Phase 2 Consulting for $164,400 in expenses.

              COMPENSATION AND NOMINATING/CORPORATE GOVERNANCE
                     COMMITTEE OF THE BOARD OF DIRECTORS

                  H. EDWIN TRUSHEIM      THEODORE M. WIGHT

                     COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         For the years ended December 31, 2003, 2002 and 2001, the following table presents summary information concerning compensation awarded, paid to or earned by our chief executive officer and each of our other most highly compensated executive officers for the year ended December 31, 2003 for services rendered to us.

                                                                          LONG-TERM
                                                 ANNUAL COMPENSATION     COMPENSATION
                                               -----------------------   ------------
                                                                          SECURITIES
                                                                          UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITIONS           YEAR    SALARY ($)    BONUS ($)    OPTIONS (#)  COMPENSATION ($)(1)
----------------------------           ----    ----------    ---------    -----------  -------------------

John H. Short, Ph.D.                   2003          --            --           --         391,600(3)
Interim President and
Chief Executive Officer(2)

Alan C. Henderson                      2003     199,678            --           --         613,610(5)
Former President and                   2002     455,837       178,581           --           4,000
Chief Executive Officer(4)             2001     431,680            --      200,000           3,400

Tom E. Davis                           2003     281,667        24,959       20,000           4,000
President, Hospital Rehabilitation     2002     238,958        54,251       20,000           4,000
Services                               2001     230,833        41,781           --           3,400

Patricia M. Henry                      2003     235,000        15,000       20,000           4,000
President, Contract Therapy(6)         2002     207,917       107,008       60,000           4,000
                                       2001     155,682        90,000           --           3,400

Vincent L. Germanese                   2003     300,000        15,000       20,000             250
Senior Vice President,                 2002      25,000         5,774       50,000              --
Chief Financial Officer
and Treasurer(7)

Gregory F. Bellomy                     2003     263,457        75,000           --          20,127(9)
Former President, StarMed              2002     262,917        19,719       30,000           3,000
Staffing(8)                            2001     211,478       137,461       55,000           3,400

Todd M. Cook                           2003     178,806            --           --           4,000
Former President, Travel               2002     142,417            --       15,000           3,891
Staffing(10)                           2001     150,480        83,769       10,000           4,000


--------
(1) Except as otherwise indicated, totals include amounts contributed by us pursuant to the matching portion of our 401(k) plan.

(2) John Short, Ph.D. became our Interim President and Chief Executive Officer in June 2003. Dr. Short's services to us are provided pursuant to the terms of our consulting agreement with Phase 2 Consulting, a consulting firm in which Dr. Short is the managing partner. Dr. Short is not separately compensated by us for his services. For a discussion of this arrangement, see "Compensation of Chief Executive Officer" in the "Report of the Compensation and Nominating/Corporate Governance Committee Regarding Executive Compensation" included in this proxy statement.

(3) Amount represents aggregate monthly fees of $385,000 and aggregate incentive fees of $6,600 paid to Phase 2 Consulting pursuant to our consulting agreement with Phase 2 Consulting.

(4) Mr. Henderson retired as our President and Chief Executive Officer in June 2003.

(5) The amount disclosed includes $582,290 payable to Mr. Henderson pursuant to a consulting agreement entered into by us and Mr. Henderson in connection with Mr. Henderson's retirement from our company. Pursuant to the consulting agreement, Mr. Henderson agreed to provide consulting services to us during the period from June 4, 2003 to June 3, 2004. In addition, the amount disclosed includes $27,320 paid to Mr. Henderson upon his retirement in respect of unused paid days off accrued through June 3, 2003, and $4,000 contributed by us pursuant to the matching portion of our 401(k) plan.

                                     10


(6) Ms. Henry became one of our executive officers in November 2001. Prior to November 2001, Ms. Henry served as Senior Vice President of Operations of our contract therapy division.

(7) Mr. Germanese became one of our executive officers in November 2002. Prior to joining us, Mr. Germanese served as vice president of Cap Gemini Ernst & Young and partner at Ernst & Young.

(8)  Mr. Bellomy's employment with us terminated on June 30, 2003.

(9) Amount includes $17,288 paid to Mr. Bellomy upon his leaving our employment in respect of unused paid days off accrued through June 30, 2003.

(10) Mr. Cook became one of our executive officers in July 2003. Prior to July 2003, Mr. Cook served as Senior Vice President of our former StarMed Travel Division and a Senior Vice President of Operations for us. Mr. Cook's employment with us terminated in February 2004.

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         Mr. Henderson retired from his position as our president and chief executive officer effective June 3, 2003. In connection with Mr. Henderson's retirement, he entered into a consulting agreement with us pursuant to which he has agreed to serve as a consultant to us from June 4, 2003 until June 3, 2004. Pursuant to the consulting agreement Mr. Henderson is entitled to receive the following:


         o a cash payment of $582,290, payable in 26 equal consecutive semi-monthly installments of $22,395.77;

         o   continuation of medical and health benefits for Mr.
             Henderson and his family through June 3, 2004;

         o cash payment of any unused paid days off accrued through June 3, 2003;

         o a monthly vehicle allowance of $400 for the months of June 2003 through and ending May 2004; and

         o all stock options granted to Mr. Henderson prior to June 3, 2003 continue to vest through June 3, 2004 and will remain exercisable through June 3, 2006.

         We currently have separate termination compensation agreements with each of Mr. Davis and Ms. Henry. Each of these agreements generally provides the named executive with benefits upon termination of his or her employment without cause prior to a change in control transaction equal to his or her then-current salary and bonus for the 12 months following termination. If the executive officer's employment is terminated within three years after a change in control transaction without cause or for good reason, he or she will be entitled to a lump-sum cash payment equal to 1.5 times his or her annual compensation, including a bonus based upon his or her five-year average bonus percentage. In each case, the terminated officer will also be entitled to the continuation of his or her health and welfare benefits for up to one year after the date of termination and the vesting of all stock-based awards that would have become exercisable within six months of the termination date.

         If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject the executive officer to the payment of a federal excise tax as "excess parachute payments," we will be required to make an additional "gross-up" payment to cover the additional taxes owed by the officer.

         A change in control transaction is generally:

         o an acquisition by any one person or group of 25% or more of our outstanding common stock;

         o   the replacement of the majority of our directors;

         o stockholder approval of a reorganization, merger or consolidation that changes the stock ownership of the board; or

         o approval by the stockholders of a complete liquidation or dissolution of us or the sale of substantially all of our assets.

         "Cause" generally means the executive officer's failure to substantially perform his or her assigned duties or willful misconduct materially injurious to us. "Good reason" generally means the assignment of the executive officer to lesser duties, a reduction in or cancellation of his or her salary, bonus, compensation or other benefit plans, his or her relocation to a new metropolitan area, or any breach of the agreement by us.

         Mr. Cook's employment as our President, Travel Staffing was terminated in February 2004 in connection with the sale of our StarMed Staffing division. We had a separate termination compensation arrangement with Mr. Cook which provided him with certain benefits upon the termination of his employment in connection with a change of control transaction. Pursuant to that arrangement, in February 2004 we made a cash payment of $250,000 to Mr. Cook in connection with the termination of his employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information with respect to the exercise of stock options by the executive officers named in the Summary Compensation Table during the year ended December 31, 2003, and the number of exercisable and unexercisable stock options at December 31, 2003, as well as the value of such stock options having an exercise price lower than the last reported trading price on December 31, 2003 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.

                                                                                                VALUE OF
                                                                 NUMBER OF SECURITIES          UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                   OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                 SHARES                              YEAR-END (#)            YEAR-END ($)(1)
                               ACQUIRED ON         VALUE             EXERCISABLE/             EXERCISABLE/
       NAME                    EXERCISE (#)     REALIZED ($)         UNEXERCISABLE            UNEXERCISABLE
       ----                    ------------     ------------    ----------------------      -----------------

John H. Short, Ph.D.                  --          $     --              93,361 / --        $      744,644 / --

Alan C. Henderson                 33,156           426,748        442,964 / 150,000             5,043,502 / --

Gregory F. Bellomy                50,000           277,750                  -- / --                    -- / --

Tom E. Davis                          --                --         142,104 / 38,750         1,536,400 / 32,000

Patricia M. Henry                 21,000           189,300          21,000 / 67,000                -- / 32,000

Vincent L. Germanese                  --                --          12,500 / 57,500                -- / 32,000

Todd M. Cook                          --                --          20,976 / 19,500            92,135 / 18,958

--------
(1) Based on a price per share of $21.26, the last reported sale price of our common stock on December 31, 2003.

OPTION GRANTS IN LAST YEAR

         The following table sets forth information concerning stock option grants made in the year ended December 31, 2003, to the executive officers named in the Summary Compensation Table.

                                              INDIVIDUAL GRANT
                         --------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                                         PERCENT OF                                       AT ASSUMED ANNUAL RATES
                          NUMBER OF    TOTAL OPTIONS                                    OF STOCK PRICE APPRECIATION
                          SECURITIES     GRANTED TO                                          FOR OPTION TERM(3)
                          UNDERLYING    EMPLOYEES IN     EXERCISE OR                    ---------------------------
                           OPTIONS         FISCAL        BASE PRICE    EXPIRATION
       NAME              GRANTED(#)(1)    YEAR (%)         ($/SH)        DATE(2)           5%($)         10% ($)
       ----              ------------- -------------     -----------   ----------          -----         -------

John H. Short, Ph.D.        6,300(4)         --(4)          18.93       1/16/2013         194,260         309,327
Alan C. Henderson              --            --                --              --              --              --
Tom E. Davis               20,000         12.99             19.66      12/16/2013         640,481       1,019,860
Patricia M. Henry          20,000         12.99             19.66      12/16/2013         640,481       1,019,860
Vincent L. Germanese       20,000         12.99             19.66      12/16/2013         640,481       1,019,860
Gregory F. Bellomy             --            --                --              --              --              --
Todd M. Cook                   --            --                --              --              --              --

--------
(1) Except as otherwise noted, the option becomes exercisable with respect to 25%, 50%, 75% and 100% of the total number of shares subject to the option on each of the first, second, third and fourth anniversaries, respectively, of the date of award.

(2) The options terminate on the earlier of ten years after grant; three months after termination of employment, except in the case of retirement, death or total disability; or 24 months after termination of employment in the case of retirement, death or total disability.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in our common stock price. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

(4) The options were granted to Dr. Short pursuant to our 1999 Non-Employee Directors Stock Plan prior to his appointment as our Interim President and Chief Executive Officer, and not in connection with his service as an executive officer. Accordingly, the options were not used in calculating the percent of total options granted to employees in the 2003 fiscal year. Dr. Short's options vested six months from the date of grant.

                                PROPOSAL II.
                    APPROVAL OF THE REHABCARE GROUP, INC.
         SECOND AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE PLAN

         In March 2004, our board of directors approved, subject to stockholder approval, the RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term Performance Plan. The purpose of the Second Amended and Restated 1996 Long-Term Performance Plan is to merge our 1999 Non-Employee Directors Stock Plan with and into our Amended and Restated 1996 Long-Term Performance Plan, and to make certain other procedural changes to its terms.

         As a result of the combination of the plans, an aggregate of 1,168,946 shares will be available for future grants of stock options and stock-based incentives to our key employees and our directors. The total number of shares authorized for issuance under the two plans will be aggregated in the combined plan and we are not requesting that the stockholders increase the number of shares already authorized. In view of the fact that only 31,327 shares remain for issuance under the 1999 Non-Employee Directors Stock Option Plan, the board of directors believes that the combination of the plans is appropriate to maintain flexibility and uninterrupted availability of authorized shares for our non-employee directors' compensation program without increasing potential dilution to our stockholders.

         Our Amended and Restated 1996 Long-Term Performance Plan was originally adopted by our board of directors to provide stock options and stock-based incentive awards to key employees. The plan, which was originally adopted in 1996, was amended and restated in 1999 to increase the number of shares reserved for issuance under the plan from 2,100,000 shares to 4,100,000 shares and to make other procedural changes. As of the date hereof, grants of awards under the Amended and Restated 1996 Long-Term Performance Plan have resulted in the issuance or reservation for issuance of 2,962,381 shares, leaving a balance of 1,137,619 shares for future grant. Our 1999 Non-Employee Directors Stock Option Plan, which was adopted in 1999, authorized 200,000 shares for issuance and provides for the granting of stock options and other stock-based awards to our non-employee directors. As of the date hereof, grants of awards under the 1999 Non-Employee Directors Stock Option Plan have resulted in the issuance or reservation for issuance of 168,673 shares, leaving a balance of only 31,327 shares available for future grant.

         The Second Amended and Restated 1996 Long-Term Performance Plan will continue to be administered by the Compensation and Nominating/Corporate Governance Committee of our board of directors currently consisting of two of our directors, each of whom is a non-employee director. The committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, to provide for conditions and assurances deemed necessary or advisable to protect our interests, and to make all other determinations necessary or advisable for the administration of the plan to the extent not contrary to the express provisions of the plan. Because awards are granted under the plan in the discretion of the committee, the amount of awards to be granted is not determinable.

         Notwithstanding the above, the maximum number of shares of our stock subject to stock options that may be awarded to any individual shall not exceed two hundred fifty thousand (250,000) shares in calendar year 2004, and shall not exceed fifty thousand (50,000) shares in any calendar year after 2004 (both limits as adjusted in accordance with the plan).

         Currently, approximately 160 employees, officers and directors are eligible to participate in the Second Amended and Restated 1996 Long-Term Performance Plan. The complete text of the plan is set forth in Appendix B to this proxy statement. The following summary of the plan is qualified by reference to the complete text of the plan.

DESCRIPTION OF PLAN

         Under the terms of the plan, our officers, directors and key employees or our officers, directors and key employees of any designated subsidiary will be eligible to receive (a) stock appreciation rights; (b) restricted stock; (c) performance awards; (d) incentive stock options; and
(e) nonqualified stock options.

         STOCK APPRECIATION RIGHTS. The committee may grant stock appreciation rights giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the stock appreciation rights and the "Base

Price" established by the committee at the time of grant, subject to any limitation imposed by the committee on appreciation. The "Base Price" shall not be less than the fair market value of our common stock on the date of grant of the stock appreciation rights. In the committee's discretion, the value of a stock appreciation right may be paid in cash or our common stock, or a combination thereof. A stock appreciation right may be granted either independent of, or in conjunction with, any stock option. If granted in conjunction with a stock option, at the discretion of the committee, a stock appreciation right may either be surrendered (a) in lieu of the exercise of such stock option, (b) in conjunction with the exercise of such stock option, or (c) upon expiration of such stock option. The term of any stock appreciation right shall be established by the committee, but in no event shall a stock appreciation right be exercisable earlier than six months nor later than ten years from the date of grant.

         RESTRICTED STOCK. The committee may issue shares of our common stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the committee at the time of grant. In the case of any restricted stock, the purchase price, if any, will be determined by the committee, the restricted stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of us to reacquire the restricted stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment or upon termination of the director's services as a member of our board of directors within specified periods; and (iii) such other restrictions, conditions and terms as the committee deems appropriate. During the period of restriction, holders of restricted stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

         PERFORMANCE AWARDS. The committee may grant performance awards consisting of shares of our common stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of our common stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to performance awards until the award is actually earned and the shares are issued. In the event that a person who is required to file reports under Section 16 of the Securities Exchange Act of 1934 receives a performance award that includes shares of our common stock, such shares received may not be disposed of by such person until six months following the date of issuance (except in the case of a change in control of us).

         INCENTIVE STOCK OPTIONS. The committee may grant incentive stock options to purchase shares of our common stock at a price not less than 100% of the fair market value of the shares on the date the option is granted. Incentive stock options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability, and during such three month period shall be exercisable only as to those shares with respect to which it had become exercisable on the date of termination of employment. In the event of termination of employment as a result of death or disability, such option, to the extent exercisable on the date of termination as a result of death or disability, will be exercisable for twelve months after such termination. If the optionee dies within twelve months after termination of employment by disability, then the period of exercise following death shall be the remainder of the twelve-month period or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any incentive stock option be exercised more than ten years after its grant. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all option plans of us and our subsidiaries) shall not exceed $100,000.

         NONQUALIFIED STOCK OPTIONS. The committee may grant nonqualified stock options to purchase shares of our common stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Nonqualified stock options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment or after termination of a director's services as a member of our board of directors for any reason other than death, retirement or disability. In the event termination of employment or termination of services as a director occurs as a result of death, retirement or disability, such an option, to the extent exercisable on the date of such termination, will be exercisable for twenty-four months after such termination. If the optionee dies within twenty-four months after termination of employment or termination of service as a director by retirement or disability, then the period of exercise following death shall be the remainder of the twenty-four month period or three months, whichever is longer. However, in no event shall any option be exercised more than ten years after its grant. The committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a nonqualified stock option shall be subject to restrictions, and if so, the nature of the restrictions.

         The board of directors may terminate, amend or modify the plan; provided, however, that no such action of the board of directors may, without the approval of our stockholders: (a) increase the total number of shares of our common stock which may be issued under the plan or increase the amount or type of benefits that may be granted; (b) change the minimum purchase price, if any, of shares of our common stock which may be subject to benefits; or (c) modify the requirements as to eligibility for benefits under the plan.

FEDERAL INCOME TAX CONSEQUENCES

         No income will be realized by a participating officer, director or employee on the grant of an incentive stock option or a nonqualified stock option, the grant of a stock appreciation right or upon the award of restricted stock, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. We will not be entitled to a deduction by reason of the exercise.

         If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

         Upon the exercise of a nonqualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or Base Price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

         Subject to a voluntary election by the holder under Section 83(b) of the Internal Revenue Code of 1986, as amended, a holder will realize income as a result of the award of restricted stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Internal Revenue

Code of 1986, as amended would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

         An officer, director or employee will realize income as a result of a performance award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

EQUITY COMPENSATION PLAN BENEFIT INFORMATION

         The following table provides information as of December 31, 2003 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.


                                                                                               NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR
                                                                                              FUTURE ISSUANCE UNDER
                                        NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE         EQUITY COMPENSATION
                                        BE ISSUED UPON EXERCISE       EXERCISE PRICE OF          PLANS (EXCLUDING
                                        OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     SECURITIES REFLECTED IN
                                          WARRANTS AND RIGHTS        WARRANTS AND RIGHTS           COLUMN (a))
            PLAN CATEGORY                         (a)                       (b)                       (c)
    -----------------------------         -------------------        -------------------     -----------------------
Equity compensation plans approved by
  stockholders                                 2,781,904                   $18.92                   1,137,646

Equity compensation plans not
  approved by stockholders                            --                       --                          --
                                               =========                   ======                   =========
Total                                          2,781,904                   $18.92                   1,137,646


         The vote required to approve the Second Amended and Restated 1996 Long-Term Performance Plan is a majority of the shares of our common stock voting, in person or by proxy, at the annual meeting, provided that the total vote cast on the proposal represents over 50 percent of our outstanding shares. Our board of directors recommends a vote "FOR" the approval of the RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term Performance Plan.

                                PROPOSAL III.
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has appointed KPMG LLP as our independent auditors for the fiscal year ended December 31, 2004 and the board of directors is asking for ratification of this appointment. Although advisory only because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of our independent auditors, this proposal is put before you in order to seek your views on this important corporate matter. If you do not ratify the appointment, the Audit Committee will take the matter under advisement. We anticipate that representatives of KPMG LLP will attend the annual meeting. Such representatives will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

         The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements, and fees billed for other services rendered by KPMG LLP for the fiscal years shown.

                                           FISCAL YEAR ENDED       FISCAL YEAR ENDED
                                           DECEMBER 31, 2003       DECEMBER 31, 2002
                                           -----------------       -----------------

     Audit Fees (1)  ...............           $341,575               $  297,000
     Audit-Related Fees (2) ........            304,150                   38,943
     Tax Fees (3)  .................            275,600                  228,650
     All Other Fees (4)  ...........                  0                  768,714
                                               ========               ==========
        Total ......................           $921,325               $1,333,307

--------
(1) Audit Fees consist of fees rendered for professional services rendered for the audit of our financial statements included in our Forms 10-K and 10-Qs during the years ended December 31, 2003 and 2002 and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagement.

(2) Audit Related Fees consist of fees rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." This category includes fees related primarily to an audit of the employee benefit plan for 2003 and 2002, due diligence procedures related to the sale of our staffing division in 2003, documentation assistance in 2003 under Section 404 of the Sarbanes-Oxley Act of 2002 and audit procedures requested by management at a specific staffing branch location in 2002.

(3) Tax Fees consist of fees rendered for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and compliance work in connection with acquisitions. For 2003, such fees can be further categorized as tax compliance planning and preparation ($164,100) and tax consulting and advisory ($111,500).

(4) All Other Fees consist of fees for products and services other than the services reported above and includes fees related primarily to assistance provided to manage the implementation of a new payroll system and the development of a charter with respect to the Health Insurance Portability and Accountability Act in 2002.

         Our Audit Committee has established a policy requiring the approval of all audit engagement fees and terms and the pre-approval of all non-audit services provided to us by KPMG LLP. The policy prohibits the Audit Committee from delegating to management the committee's responsibility to pre-approve permitted services of our independent auditor.

         During 2003, the Audit Committee pre-approved non-audit services related to tax compliance, assistance with documenting controls under Sarbanes-Oxley Section 404 and due diligence assistance on potential acquisitions and the disposition of our healthcare staffing division. The Audit Committee pre-approved 100% of the fees for services covered under the captions "Audit Related Fees," "Tax Fees," and "All Other Fees" for fiscal years 2002 and 2003.

         Prior to retaining KPMG LLP to provide any non-audit services, the Audit Committee considered whether KPMG LLP's provision of all these services was compatible with maintaining the independence of KPMG LLP and determined that the provision of these services would not interfere with KPMG LLP's independence.

         The affirmative vote of a majority of the shares of our common stock voting in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ended December 31, 2004. Our board of directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ended December 31, 2004.

                        REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The committee operates pursuant to a written charter, which was approved and adopted by our board of directors on May 10, 2000, and which was amended effective August 27, 2003, a copy of which is attached to this proxy statement as Appendix A. Our board of directors has determined that each of the members of the committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Our board of directors has determined that William G. Anderson meets the Securities and Exchange Commission's requirements for, and has designated him as, the "Audit Committee Financial Expert."

         In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our Annual Report on Form 10-K with management. In connection with its review of the financial statements, the committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our independent auditors, KPMG LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent auditors.

         The committee meets with the independent auditors, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The committee reviewed with the independent auditors the acceptability of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). The committee has received from the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the committee has discussed with the independent auditors the auditors' independence from management and us.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
 WILLIAM G. ANDERSON, CPA   COLLEEN CONWAY-WELCH, PH.D., R.N.   C. RAY HOLMAN

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2003, our board of directors approved and we entered into a contract with Verus, Inc. to develop a new public website for us. John H. Short, Ph.D., our Interim President and Chief Executive Officer and Theodore
M. Wight, one of our directors, are directors of Verus, Inc. Mr. Wight and Dr. Short and their affiliated entities own 27.3% and 5.5% of the fully diluted capitalization of the software company, respectively. The original contract amount was for $320,000 and has since been modified for expected additional costs of $34,500. The work is anticipated to be completed by the second quarter of 2004.

         During the first quarter of 2004, we entered into an addendum to the aforementioned contract with Verus, Inc. to identify and document the actual costs and timeline required to complete our employee portal/HR center project. The addendum to the contract is for the amount of $47,000 and the work is anticipated to be completed by the second quarter of 2004.

         During 2003, we entered into an agreement with Phase 2 Consulting. Pursuant to the terms of the agreement, Phase 2 Consulting will provide us with management, consulting and advisory services, including having John H. Short, Ph.D., the managing director of Phase 2 Consulting and a member of our board of directors, serve as our Interim President and Chief Executive Officer. A monthly consulting fee of $55,000 will be paid to Phase 2 Consulting during the term of the agreement plus reimbursement of business expenses. In addition, Phase 2 Consulting will be entitled to an incentive fee capped at $1.3 million payable in cash or shares of our stock based on predetermined performance standards. For services rendered during 2003, we paid to Phase 2 Consulting an aggregate of $391,600 in fees under the consulting agreement, which amount consisted of $385,000 in monthly fees and $6,600 in incentive fees, and we reimbursed Phase 2 Consulting for $164,400 in expenses.

                          PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders and nominations for directors intended to be presented at the 2005 annual meeting of stockholders must be received by our corporate secretary, 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105, by not later than November 29, 2004, for consideration for inclusion in the proxy statement and proxy card for that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies. Stockholder proposals and nominations for directors that do not appear in the proxy statement may be considered at the 2005 annual meeting of stockholders only if written notice of the proposal is received by us by not earlier than February 2, 2005 and not later than March 4, 2005.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reports furnished to us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2003.

                    STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the cumulative stockholder returns, assuming the reinvestment of dividends, of our common stock on an indexed basis with the New York Stock Exchange ("NYSE") Market Index and the Dow Jones Industry Group - Index of Health Care Providers ("HEA Index") for the period beginning December 31, 1998 and ending December 31, 2003:


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG REHABCARE GROUP, INC.,
                      NYSE MARKET INDEX AND HEA INDEX

    ASSUMES $100 INVESTED ON DECEMBER 31, 1998 IN REHABCARE GROUP, INC.
           COMMON STOCK, THE HEA INDEX AND THE NYSE MARKET INDEX


                                   [GRAPH]

----------------------------------------------------------------------------------------------------------------------
                    Dec. 31, 1998    Dec. 31, 1999   Dec. 29, 2000   Dec. 31, 2001    Dec. 31, 2002    Dec. 31, 2003
----------------------------------------------------------------------------------------------------------------------
RehabCare Group,
Inc.                      100           113.71          549.83          316.79           204.20            227.53
----------------------------------------------------------------------------------------------------------------------
HEA Index                 100            88.56          150.00          143.80           130.96            176.36
----------------------------------------------------------------------------------------------------------------------
NYSE Market Index         100           109.50          112.11          102.12            83.42            108.07
----------------------------------------------------------------------------------------------------------------------

                               ANNUAL REPORT

         We simultaneously mailed our annual report for the year ended December 31, 2003, to our stockholders.

         A copy of our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any stockholder, without charge, upon making a written or telephone request to Betty Cammarata, Investor Relations, 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105, telephone 800-677-1238, or by accessing our Internet site at www.rehabcare.com and clicking on the "Investor Relations" section.

                          HOUSEHOLDING OF MATERIALS

         In some instances, only one copy of this proxy is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at 800-677-1238, or send a written request to Betty Cammarata, Investor Relations, RehabCare Group, Inc., 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105. If you have received only one copy of the proxy statement and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

                                OTHER MATTERS

         As of the date of this proxy statement, our board of directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named as proxies to vote the shares represented by proxy cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to our best interest on such matters.

                            Vincent L. Germanese
                            Senior Vice President, Chief Financial Officer and Secretary

March 29, 2004

                                                                  APPENDIX A

                            REHABCARE GROUP, INC.
          CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

         The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors of RehabCare Group, Inc. (the "Company") in its oversight of:

         o the integrity of the Company's financial statements, including monitoring the Company's financial reporting process and systems of internal controls regarding finance, legal accounting and regulatory compliance;

         o the Company's compliance with applicable legal and regulatory requirements with respect to financial reporting;

         o the qualifications, independence and performance of the Company's independent auditors; and

         o the performance of the independent auditors and the Company's internal audit function.

         The Committee shall have the sole authority to retain and terminate the independent auditors of the Company and to approve any non-audit relationship with the independent auditors. The Committee has the authority to conduct any investigation it deems appropriate in fulfilling its responsibilities and has the ability to retain, at the Company's expense, any legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

         In addition, the Committee will prepare its report that is required by the rules and regulations of the Securities and Exchange Commission to be included in the Company's proxy statement for the annual meeting of stockholders and provide an avenue of communication among the independent auditors, the internal auditors, those responsible for the financial management of the Company and the Board of Directors.

COMPOSITION, QUALIFICATIONS AND MEETINGS

         Committee members shall satisfy the requirements of the New York Stock Exchange and the federal securities laws. The Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an "independent" director. An independent director is a member of the Board of Directors of the Company who:

         o the Board of Directors has affirmatively determined has no other material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company, either individually or as a partner, stockholder or officer of an organization or entity having such a relationship with the Company, which relationship would adversely impact the director's independence in connection with the Company;

         o is not, and has not been for the five years prior to the date of determination, an employee of the Company;

         o is not, and has not been, affiliated with or employed by the present or former auditor of the

             Company, or one of the auditors' affiliates, unless it has been more than five years since the affiliation, employment or the auditing relationship ended;

         o is not, and has not been for the five years prior to the date of determination, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of a company that concurrently employs the director;

         o has, and for the five years prior to the date of determination had, no immediate family members (i.e.,
                                                             ----
             spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who shares the director's home) in any of the above categories; provided, however, that in
                                             -----------------
             the case of employment of one of the above-described immediate family members, the family member must have served as an officer or partner of the subject entity to impact the director's independence; and

         o is compensated by the Company solely with the directors' fees that are paid by the Company to each Committee member.

         Each director who serves on the Committee shall, in the judgment of the Board of Directors, have a basic understanding of finance and accounting and be able to read and understand financial statements, and at least one member shall be an "Audit Committee financial expert." A director shall be considered an Audit Committee financial expert if the director:

         o has an understanding of financial statements and generally accepted accounting principles;

         o has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

         o has experience preparing, or actively supervising others in, auditing, analyzing or evaluating financial statements with a breadth and level of complexity generally comparable to the breadth and complexity of issues that can reasonably be expected to arise in the Company's financial statements;

         o has an understanding of internal controls and procedures for financial reporting; and

         o   has an understanding of the functions of the Committee.

         The Board of Directors can determine that a person has acquired the above attributes through the person's education and the person's direct experience as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor or another position with responsibility for the preparation, auditing or evaluation of financial statements.

         Committee members shall be appointed by the Board of Directors and shall serve until such member's successor is appointed and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors. A Committee member shall not concurrently serve on the audit committee of more than three public companies unless the Board of Directors (1) determines that such concurrent service would not impair his or her ability to serve on the Company's Committee and (2) discloses its determination in the Company's annual proxy statement.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall approve an agenda in advance of each meeting. If a Committee Chair is not designated or present at a Committee meeting, the members of the Committee may designate a Chair by a majority vote of the Committee membership.

RESPONSIBILITIES AND DUTIES

         The primary function of the Committee is oversight, which recognizes that the Company's financial management is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the maintenance of appropriate accounting and financial reporting practices and policies and internal controls and procedures designed to provide reasonable assurances that the Company is in compliance with applicable accounting standards, laws and regulations. The Committee also recognizes that the independent auditors are responsible for planning and performing a proper audit of the Company's annual financial statements and performing reviews of the Company's quarterly financial statements prior to the filing of each of these reports with the Securities and Exchange Commission.

         The Committee recognizes that the persons who are responsible for the financial management of the Company and the independent auditors have more time, knowledge and detailed information regarding the Company and its financial information than do the Committee members. Consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent auditors' work. Each member of the Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which he or she receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

         In carrying out its oversight responsibilities, the Committee shall:

         o On an annual basis, prior to the mailing of the proxy materials for the annual meeting of stockholders of the Company, recommend to the Board of Directors a public accounting firm to be placed in nomination for stockholder ratification as the Company's independent auditors for the ensuing year and compensate and terminate the independent auditors as the Committee deems necessary. The independent auditors shall report directly to the Committee and the Committee shall be directly responsible for oversight of the independent auditors, including the resolution of any disagreements between the independent auditors and those persons responsible for the financial management of the Company. The Committee shall have the sole authority to
             (1) approve all audit engagement fees and terms and (2) pre-approve all non-audit services;

         o Engage counsel and other consultants and advisors that it deems necessary to advise the Committee on any matter within the scope of the Committee's duties, and cause the Company to pay such counsel, consultants and advisors. The Committee has the authority to procure these outside services and provide for their compensation without the prior approval of the Board of Directors;

         o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the then-current year, the proposed audit fees and the audit procedures to be utilized, and at the conclusion of the audit, review the audit, including any comments or recommendations of the independent auditors, and elicit the judgment of the independent auditors regarding the quality of the accounting principles applied to the Company's financial statements;

         o Review the annual audited and quarterly financial statements with financial management of the Company and the independent auditors, including the disclosures in the Management's Discussion and Analysis section of the Form 10-K or Form 10-Q. In conjunction with such annual or quarterly review, the Committee shall review:

             o major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles and major issues as to the adequacy and effectiveness of internal controls and any special audit actions taken in light of major internal control deficiencies;

             o analyses prepared by financial management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including an analysis of the effects of alternative methods of generally accepted accounting principles on the financial statements; and

             o the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements.

         o Discuss the type of information to be disclosed in earnings press releases, earnings guidance and other financial presentations that are to be provided to analysts, rating agencies and the general public, paying particular attention to the use of "pro forma" or "as adjusted" financial disclosures that are not determined in accordance with generally accepted accounting principles;

         o Discuss the Company's financial risk exposures, the steps financial management of the Company has taken to monitor and control such exposures and the Company's guidelines and policies regarding risk assessment and management;

         o Provide the opportunity for financial management of the Company, the internal auditors and the independent auditors to meet separately with the Committee. The items to be discussed at the meeting with the independent auditor should include any difficulties encountered in the course of the audit work, any restrictions placed on the scope of the independent auditors' activities and access to information, any disagreements with financial management and the evaluation by the internal auditors of the Company's financial, accounting and internal auditing personnel and the cooperation that the independent auditors received from such personnel during the course of the audit. The Committee may also review:

             o Any accounting adjustments that were noted by the independent auditors but "passed" (as immaterial or otherwise);

             o Any communications between the independent auditors' on-site team and the independent auditors' national offices about auditing or accounting issues raised in the course of the audit of the Company's financial statements; or

             o Any management letter issued, or proposed to be issued, by the independent auditors to the Company.

             The meeting with the internal auditors should include a review of the responsibilities, budget and staffing of the Company's internal audit function as well as the internal auditors' independence and authority, reporting obligations, proposed internal audit plan for the coming year and coordination of the plan with the independent auditor. The internal auditors should also present a summary of findings for completed internal audits and progress reports on current internal audit plans, with explanations for any deviations from the plan;

         o Obtain and review, at least annually, a report by the independent auditors describing the firm's internal quality-control procedures, and any material issues raised by the most recent internal quality-control review of the firm or by any governmental or professional investigation within the preceding five years with respect to any audit conducted by the firm;

         o Evaluate on an annual basis the qualifications, performance and independence of the independent auditors, based on the Committee's review of the independent auditors' report and the performance of the independent auditors throughout the year. In conjunction with this evaluation, the Committee shall review the independent auditors' lead partner and consider whether the Company should regularly rotate firms to assure continuing auditors' independence. The Committee shall present to the Board of Directors its conclusions with respect to the independent auditors;

         o At least annually, review and approve all relationships between the independent auditors and the Company, other than the audit of the financial statements with a view toward ensuring the objectivity and independence of the independent auditors in this regard. The Committee will set clear hiring policies with respect to employees or former employees of the independent auditors by the Company to ensure that there is no direct or indirect adverse effect on the independence of the independent auditors due to the potentiality of future employment by the Company of such personnel;

         o Establish procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls and auditing matters and for the confidential, anonymous submission of such complaints and concerns by employees of the Company; and

         o Prepare the report of the Committee as required by the rules and regulations of the Securities and Exchange Commission to be included in the Company's proxy materials and submit reports of all meetings of the Committee to, and discuss matters covered at each meeting with, the Board of Directors. The reports to the Board of Directors should include a review of any issues related to the quality and the integrity of the Company's financial statements, its compliance with legal and regulatory requirements and the performance of the independent auditors and the internal auditors.

         The Committee stands at the crucial intersection of financial management, independent auditors, internal auditors and the Board of Directors. While the Committee may obtain the input of financial management with respect to its oversight responsibilities, the Committee shall not delegate these responsibilities to financial management.

ANNUAL REVIEW

         The Committee shall annually perform a review and evaluation of the performance of the Committee and its members and report its conclusions to the Board of Directors. In addition, the Committee shall assess the adequacy of the Charter and the Committee's own performance under the Charter. The Committee will determine whether any changes to the Charter are advisable or any corrective actions should be undertaken to correct any deficiencies or weaknesses noted in the review and evaluation. The Committee shall present any amendments to the Charter or corrective actions that the

Committee deems necessary or appropriate to the Board of Directors for its approval.

ADOPTION AND PUBLICATION

         The Board of Directors hereby approves and adopts this amendment to the Charter of the Audit Committee, effective August 27, 2003.

         The Charter shall be published on the Company's Internet website, filed with the Securities and Exchange Commission at least every three years in accordance with applicable regulations and otherwise be filed or reported as may be required by law.

                                                                 APPENDIX B

                            REHABCARE GROUP, INC.
                         SECOND AMENDED AND RESTATED
                       1996 LONG-TERM PERFORMANCE PLAN

         RehabCare Group, Inc. (the "Corporation") adopted the 1996 Long-Term Performance Plan (the "Plan") effective as of April 23, 1996. The Plan was amended and restated effective on March 3, 1999 to increase the number of shares reserved for issuance under the Plan and to make certain other procedural changes to its terms. The Corporation adopted the 1999 Non-Employee Directors Stock Plan effective as of March 3, 1999. The Amended and Restated 1996 Long-Term Performance Plan and the 1999 Non-Employee Director Stock Plan were approved by the Corporation's stockholders on April 30, 1999. The Corporation now wishes to merge the 1999 Non-Employee Director Plan with and into the Plan, to amend and restate the Plan to reflect such merger, and to make certain other procedural changes to its terms.

         This merger and amendment shall be effective immediately upon adoption by the Board of Directors, subject to approval by the stockholders of the Corporation at the 2004 Annual Meeting of Stockholders. In the event the stockholders of the Corporation do not approve this merger and amendment at such Annual Meeting, awards made pursuant to the Plan and to the 1999 Non-Employee Directors Stock Plan that cannot be satisfied with shares reserved for issuance under the respective plans without regard to this merger and amendment shall be null and void.

         Pursuant to the authority reserved in Section 15 of the Plan, and in Section 14 of the 1999 Non-Employee Directors Stock Plan, the Board of Directors of the Corporation hereby merges the 1999 Non-Employee Directors Stock Plan into the Plan and amends and completely restates the Plan to read in its entirety as follows:

         1. PURPOSES. The purposes of this Plan are (i) to encourage certain employees of the Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment; and (ii) to induce Directors of the Corporation to remain directors of the Corporation over the long term, to align the Directors' interests in the Corporation's financial performance more directly with those of the stockholders and to aid the Corporation in competing with other enterprises for the services of new Directors.

         2. ADMINISTRATION. The Plan will be administered by the Compensation and Nominating/Corporate Governance Committee (the "Committee") of the Board of Directors of the Corporation consisting of two or more Directors as the Board may designate from time to time. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. Subject to the express provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective award agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

         3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of four million three hundred thousand (4,300,000) shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. As used in this Section 3, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Committee approves the withholding of shares from a distribution in payment of the tax withholding obligation of the participant, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Committee approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted Stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of Restricted Stock shall be added back to the Plan Maximum if such Restricted Stock is forfeited.

         Notwithstanding the above, the maximum number of shares of stock subject to stock options that may be awarded to any individual shall not exceed two hundred fifty thousand (250,000) shares in calendar year 2004, and shall not exceed fifty thousand (50,000) shares in any calendar year after 2004 (both limits as adjusted in accordance with Section 12).

         4. PARTICIPANTS. Participants will consist of such officers, Directors, and key employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

         5. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); and (e) nonqualified stock options ("NQSOs"), all as described below.

         6. AWARD OF BENEFITS. The Committee may, in its sole discretion, grant benefits in accordance with the Plan, and establish the timing, pricing, amount, and other terms and conditions of such grants, which need not be uniform with respect to the various participants or with respect to different grants to the same participant. All benefits granted under the Plan shall be granted as of an award date which shall be designated in the particular award agreement. If no award date is so specified, the award date shall be the date that the Committee action granting the award is effective. Promptly after each award date, the Corporation shall notify the participant of the grant of the benefit, and shall hand deliver or mail to the participant an agreement awarding the benefit, duly executed by and on behalf of the Corporation.

         7. STOCK APPRECIATION RIGHTS. SARs may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an option, (2) in conjunction with the exercise of an option, (3) upon lapse of an option, (4) independent of an option or (5) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (1), (2) or (3) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 as amended and in effect from time to time (the "Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. At the discretion of the Committee, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will expire in accordance with the terms established by the Committee. The following will apply upon exercise of a
SAR:

         (a) Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of options may be exercised for all or part of the shares subject to the related option upon the exercise of the right to exercise an equivalent number of options. A SAR may be exercised only with respect to the shares for which its related option is then exercisable.

         (b) Exercise of SARs in Conjunction with Exercise of Options. SARs exercisable in conjunction with the exercise of options shall be deemed to be exercised upon the exercise of the related options.

         (c) Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of options shall be deemed to have been exercised upon the lapse of the related options as to the number of shares subject to the options.

         (d) Exercise of SARs Independent of Options. SARs exercisable independent of options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

         8. RESTRICTED STOCK. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of SARs, stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

         (a) The purchase price, if any, will be determined by the Committee.

         (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment or upon termination of the Director's services as a member of the Board within specified periods; and (iii) such other restrictions, conditions and terms as the Committee deems appropriate.

         (c) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

         (d) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

         (e) The Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the certificate will be deposited in escrow pending removal of the restrictions.

         9. PERFORMANCE AWARDS. Performance Awards shall consist of Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time designated by the Committee, but not in any event more than five years. The goals established by the Committee may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Committee. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Committee in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

         10. INCENTIVE STOCK OPTIONS. ISOs shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. The purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by a combination of cash and Common Stock of the Corporation, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. ISOs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability, and during such three month period shall be exercisable only as to those shares with respect to which it had become exercisable on the date of termination of employment. In the event termination of employment occurs as a result of death or disability, such an option, to the extent exercisable on the date of termination as a result of death or disability, will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 12-month period or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any ISO be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000. ISOs shall be granted only to employees of the Corporation or a subsidiary.

         11. NONQUALIFIED STOCK OPTIONS. NQSOs shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. The purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by a combination of cash and Common Stock of the Corporation, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. NQSOs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment or after termination of a Director's services as a Board Member for any reason other than death, retirement or disability. In the event termination of employment or termination of services as a Director occurs as a result of death, retirement or disability, such an option, to the extent exercisable on the date of such termination, will be exercisable for 24 months after such termination. If the optionee dies within 24 months after termination of employment or termination of service as a Director by retirement or disability, then the period of exercise following death shall be the remainder of the 24-month period or three months, whichever is longer. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a NQSO shall be subject to restrictions, and if so, the nature of the restrictions.

         12. ADJUSTMENT PROVISIONS.

         (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant, and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

         (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         13. NONTRANSFERABILITY. Each benefit granted under the Plan to a participant shall not be transferable, other than a Nonqualified Stock Option to a Permissible Transferee, except by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant or, in the case of a Nonqualified Stock Option, a Permissible Transferee. In the event of the death of a participant, exercise or payment shall be made only:

         (a) By or to a Permissible Transferee, the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

         (b) To the extent that the deceased participant was entitled thereto at the date of his or her death.

For purposes of this Section 13, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

         14. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

         15. BENEFICIARY. A participant may designate one or more persons (concurrently, contingently or successively) to whom Restricted Stock or Performance Awards will be distributed and by whom stock options and SARs will be exercisable if the participant dies before receiving complete payment of such amounts. Any such designation must be made on a form acceptable to the Corporation for this purpose, will be effective on the date received by the Corporation and may be revoked by the participant by a subsequent written designation delivered to the Corporation while the participant is alive. If the participant fails to designate a beneficiary or if no designated beneficiary survives the participant, then any such benefit shall be transferred to the participant's estate.

         16. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, Director or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

         17. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of initial adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 15 shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

         18. STOCKHOLDER APPROVAL. The Plan was initially adopted by the Board of Directors on April 23, 1996, and was approved by stockholders of the Corporation on June 26, 1996. An amendment and restatement of the Plan was approved by stockholders of the Company on April 30, 1999.

REHABCARE GROUP, INC.


                                     / / Mark this box with an X if you have
                                         made changes to your name or address
                                         details above.

-------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
-------------------------------------------------------------------------------

/A/ ELECTION OF DIRECTORS (FOR TERM EXPIRING IN 2005)

1. The Board of Directors has proposed and recommends a vote "FOR" the following:

                                   FOR   WITHHOLD
01 - William G. Anderson, CPA       / /    / /

02 - Colleen Conway-Welch, Ph.D.    / /    / /

03 - C. Ray Holman                  / /    / /



04 - John H. Short, Ph.D.          FOR   WITHHOLD
                                    / /    / /
05 - H. Edwin Trusheim
                                    / /    / /
06 - Theodore M. Wight
                                    / /    / /


/B/ APPROVAL OF THE SECOND AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE
    PLAN

The Board of Directors has proposed and recommends a vote "FOR" the following:

                                                      FOR    AGAINST  ABSTAIN
2. Approval of the RehabCare Group, Inc.
   Second Amended and Restated 1996 Long-Term         / /      / /      / /
   Performance Plan.


Please mark this box with an X if you plan to attend the
Annual Meeting in person.                                     / /


/C/ RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has proposed and recommends a vote "FOR" the following:

3. Ratification of the appointment of                 FOR    AGAINST  ABSTAIN
   KPMG LLP as independent auditors for
   the fiscal year ending December 31,                / /      / /      / /
   2004.

The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof in such manner as said proxies shall determine in their sole discretion.

/D/ AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign this proxy card exactly as your shares are registered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one person holds the power to vote the same shares, any one of them may sign this proxy card. If the shareholder is a corporation, this proxy card must be signed by a duly authorized officer of the shareholder.

Signature 1 - Please keep signature within the box
-----------------------------------------------------

-----------------------------------------------------

Signature 2 - Please keep signature within the box
-----------------------------------------------------

-----------------------------------------------------

Date (mm/dd/yyyy)
-----------------------------------------------------

------------------------------------------------------------------------------
PROXY - REHABCARE GROUP, INC.
------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints John H. Short, Ph.D. and Vincent L. Germanese (or such other person as is designated by the Board of Directors of RehabCare Group, Inc. ("RehabCare")) (the "Proxies"), or either of them, with full power to act alone, true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated on the reverse side all of the shares of common stock, $0.01 par value, of RehabCare entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on May 4, 2004 and at any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR, "FOR" APPROVAL OF THE SECOND AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004.

The undersigned acknowledges receipt of the 2003 Annual Report to Stockholders and the Notice of Annual Meeting and the Proxy Statement. Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

(SEE REVERSE SIDE TO VOTE)

                                   APPENDIX


     Page 22 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.